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                                                                     EXHIBIT 2.9



                     ASSIGNMENT AND ASSUMPTION OF TRADEMARKS

                  WHEREAS, Telcordia Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware ("Assignor"), has acquired, used and is using the trademarks shown on SCHEDULE A annexed hereto and made a part hereof (the "Trademarks"); and

                  WHEREAS, Airboss Acquisition Corporation, a corporation organized and existing under the laws of the State of New Jersey ("Assignee"), is desirous of acquiring the Trademarks and the registrations thereof, together with the good will of the business symbolized by the Trademarks;

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  1. Assignor does hereby assign to Assignee all right, title and interest in and to the Trademarks, together with the good will of the business symbolized by the Trademarks, and the registrations thereof.

                  2. Assignee does hereby assume from Assignee all right, title and interest in and to the Trademarks, together with the good will of the business symbolized by the Trademarks, and the registrations thereof.

Dated:   July 24, 2000                TELCORDIA TECHNOLOGIES, INC.


                                      By:
                                          ----------------------------------
                                          Name: Ward Reed
                                          Title:   Chief Financial Officer

                                      AIRBOSS ACQUISITION CORPORATION


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:


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                                   SCHEDULE A


TRADEMARK                    APPLICATION NO.                        FILING DATE

AirBoss                     75/542.269                             8/25/98

AirForce                    N/A

AirBrowse                   N/A